Exhibit A

Funds of First Trust Exchange-Traded Fund IV

(as of March 14, 2024)

First Trust North American Energy Infrastructure Fund (EMLP)

First Trust Tactical High Yield ETF (HYLS)

First Trust Senior Loan Fund (FTSL)

First Trust Enhanced Short Maturity ETF (FTSM)

First Trust High Income Strategic Focus ETF (HISF)

First Trust Low Duration Opportunities ETF (LMBS)

First Trust Long Duration Opportunities ETF (LGOV)

First Trust EIP Carbon Impact ETF (ECLN)

FT Vest S&P 500® Dividend Aristocrats Target Income ETF (KNG)

First Trust Limited Duration Investment Grade Corporate ETF (FSIG)

FT Vest Rising Dividend Achievers Target Income ETF (RDVI)

FT Energy Income Partners Strategy ETF (EIPX)

FT Vest DJIA® Dogs 10 Target Income ETF (DOGG)

First Trust Intermediate Government Opportunities ETF (MGOV)

First Trust Intermediate Duration Investment Grade Corporate ETF (FIIG)

FT Vest SMID Rising Dividend Achievers Target Income ETF (SDVD)

FT Vest Technology Dividend Target Income ETF (TDIV)

First Trust Core Investment Grade ETF (FTCB)

First Trust SSI Strategic Convertible Securities ETF (FCVT)

First Trust Commercial Mortgage Opportunities ETF (CAAA)

FT Vest Dow Jones Internet & Target Income ETF (FDND)